UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2022

Central Index Key Number of the issuing entity: 0001912724

Morgan Stanley Capital I Trust 2022-L8

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001548405

Starwood Mortgage Capital LLC

Central Index Key Number of the sponsor: 0000927971

Bank of Montreal

Central Index Key Number of the sponsor: 0001624053

Argentic Real Estate Finance LLC

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-259741-02	13-3291626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 7, 2022 (the “Closing Date”), Morgan Stanley Capital I Inc. (the “Registrant”) caused the issuance of the Morgan Stanley Capital I Trust 2022-L8, Commercial Mortgage Pass-Through Certificates, Series 2022-L8 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2022 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the mortgaged property identified as “Pacific Castle Portfolio” on Exhibit B to the Pooling and Servicing Agreement (the “Pacific Castle Portfolio Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “Pacific Castle Portfolio Whole Loan”) that includes the Pacific Castle Portfolio Mortgage Loan and one or more pari passu notes and/or subordinate promissory notes (the “Companion Loans”) that are not assets of the Issuing Entity. The Pooling and Servicing Agreement provides that the Pacific Castle Portfolio Whole Loan will be serviced and administered (i) prior to the securitization of the related lead servicing Companion Loan (represented by promissory note A-1), under the Pooling and Servicing Agreement, and (ii) from and after the securitization of the related lead servicing Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

The lead servicing Companion Loan related to the Pacific Castle Portfolio Whole Loan was securitized on April 18, 2022 in connection with the issuance of a series of mortgage pass-through certificates entitled WFCM 2022-C62 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-C62. Consequently, the Pacific Castle Portfolio Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of April 1, 2022 (the “WFCM 2022-C62 PSA”), between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the “Non-Serviced Master Servicer”), Argentic Services Company LP, as special servicer (the “Non-Serviced Special Servicer”), Computershare Trust Company, N.A., as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. The WFCM 2022-C62 PSA is attached hereto as Exhibit 4.10.

The servicing terms of the WFCM 2022-C62 PSA applicable to the servicing of the Pacific Castle Portfolio Mortgage Loan will be substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth under “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated March 29, 2022 (the “Prospectus”), and the following:

•	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Pacific Castle Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.
•	Upon the Pacific Castle Portfolio Mortgage Loan becoming a specially serviced loan under the WFCM 2022-C62 PSA, the Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such mortgage loan accruing at a rate equal to 0.25000% per annum, until such time as such mortgage loan is no longer specially serviced. The special servicing fee is subject to a minimum fee of $3,500.

•	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal (other than any amount for which a liquidation fee is paid) and interest in respect of the Pacific Castle Portfolio Whole Loan (other than penalty charges) made by the related borrower after any workout of the Pacific Castle Portfolio Whole Loan. The workout fee is subject to a minimum fee of $25,000 and is not subject to a cap.
•	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with a liquidation of the Pacific Castle Portfolio Whole Loan. The liquidation fee is subject to a minimum fee of $25,000 and is not subject to a cap.
•	The operating advisor under the WFCM 2022-C62 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the operating advisor is entitled to consult with the special servicer under the Pooling and Servicing Agreement. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the WFCM 2022-C62 securitization trust is 25% or less than the original balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the WFCM 2022-C62 securitization trust is less than 25% of the original balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the WFCM 2022-C62 PSA will at any time be entitled to recommend the termination of the WFCM 2022-C62 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the WFCM 2022-C62 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the WFCM 2022-C62 special servicer would be in the best interest of the WFCM 2022-C62 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the WFCM 2022-C62 certificateholders pursuant to a certificateholder vote.
•	Unlike the Pooling and Servicing Agreement, the WFCM 2022-C62 PSA does not provide certain non-binding consultation rights in respect of the Pacific Castle Portfolio Mortgage Loan (if such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

Item 6.02. Change of Servicer or Trustee.

Argentic Services Company, LP, a Delaware limited partnership (“ASC”), is the Non-Serviced Special Servicer with respect to the Pacific Castle Portfolio Whole Loan under the WFCM 2022-C62 PSA (the “WFCM 2022-C62 Special Servicer”). See above under “Item 1.01. Entry into a Material Definitive Agreement” for the material terms of the WFCM 2022-C62 PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of December 31, 2021, Elliott manages approximately $51.5 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being an affiliate of Elliott and AIM, ASC is an affiliate of Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor and originator. As of March 31, 2022, ASC has twenty-one (21) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 33 years of industry experience. ASC is named special servicer on 43 securitized pools (39 commercial mortgage-backed securities pools and 4 collateralized loan obligation pools) including 1,196 loans secured by 1,802 properties with an unpaid balance of approximately $26.8 billion as of March 31, 2022. As of March 31, 2022, ASC is actively managing 32 CMBS loans, secured by 44 properties (including 11 REO properties) with an approximate unpaid balance of $733 million.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFCM 2022-C62 PSA and, accordingly, will not have any material impact on the performance of the Pacific Castle Portfolio Whole Loan or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as WFCM 2022-C62 Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Pacific Castle Portfolio Whole Loan, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Pacific Castle Portfolio Whole Loan or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard under the WFCM 2022-C62 PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the WFCM 2022-C62 PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

4.10	Pooling and Servicing Agreement, dated as of April 1, 2022, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, Argentic Services Company LP, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, relating to the Pacific Castle Portfolio Whole Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

	By:	/s/ Jane Lam
		Name:	Jane Lam
		Title:	President

Dated: April 19, 2022